UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2015

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	1-13146	93-0816972
(State of Incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 29, 2015, (the “Effective Date”) The Greenbrier Companies, Inc. (“Greenbrier”) entered into a Third Amended and Restated Credit Agreement with Bank of America, N.A. (“BofA”), as Administrative Agent, MUFG Union Bank, N.A. (“MUFG Union Bank”), as Syndication Agent, Bank of the West, Fifth Third Bank and Wells Fargo Bank, National Association (“Wells Fargo”), as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner, and the lenders identified therein (the “Amended Credit Facility”), which Amended Credit Facility amends and restates the Second Amended and Restated Credit Agreement dated as of June 30, 2011, as amended, entered into by Greenbrier, BofA as Administrative Agent, and the other parties thereto.

On the Effective Date, Greenbrier and its material U.S. Subsidiaries (the “Subsidiary Guarantors”) entered into a Third Amended and Restated Security Agreement (the “Amended Security Agreement”) and Third Amended and Restated Pledge Agreement (the “Amended Pledge Agreement”) under which each of Greenbrier and the Subsidiary Guarantors granted the lenders security interests in the collateral securing their obligations under the Amended Credit Facility. In addition, the Subsidiary Guarantors entered into a Third Amended and Restated Subsidiary Guaranty under which they guaranteed the obligations of Greenbrier under the Amended Credit Facility.

The Amended Credit Facility allows Greenbrier to borrow, on a revolving basis, up to $550.0 million based on availability under a borrowing base formula. The Amended Credit Facility provides for additional incremental facilities in an aggregate amount not to exceed $100.0 million, subject to customary deliveries and approvals, including Greenbrier board approval, as more fully set forth in the Amended Credit Facility. The Amended Credit Facility matures on October 29, 2020, at which time all amounts outstanding are immediately due and payable.

The Amended Credit Facility is secured by substantially all of the assets of Greenbrier and the Subsidiary Guarantors, excluding the stock and assets of certain foreign subsidiaries and assets previously pledged as security for existing term loans, as more fully set forth in the Amended Credit Facility, the Amended Security Agreement and the Amended Pledge Agreement.

Advances under the Amended Credit Facility are limited by a borrowing base formula consisting of a percentage of eligible domestic assets including inventory, receivables, leased railcars and property, plant and equipment. Outstanding borrowings under the Amended Credit Facility bear interest at a variable rate equal to the Applicable Rate (as defined in the Amended Credit Facility), plus one of the following indexes: (i) LIBOR and (ii) for Dollar-denominated loans only, the Base Rate (to be defined as the highest of (a) the Bank of America “prime rate”, (b) the Federal Funds rate plus .50% and (c) a daily rate equal to (1) one-month LIBOR (for loans denominated in a LIBOR quoted currency), (2) the Canadian Dealer Offered Rate (for loans denominated in Canadian dollars), or (3) the Interbanking Equilibrium Interest Rate (for loans denominated in Mexican Pesos), in each case (1) through (3) plus 1.0%.

The Amended Credit Facility contains customary representations, warranties and covenants, including specified restrictions on indebtedness, dispositions, restricted payments, transactions with affiliates, liens, fundamental changes, sale and leaseback transactions and other restrictions. The Amended Credit Facility also requires Greenbrier to comply with a Consolidated Adjusted Interest Coverage Ratio (as defined in the Amended Credit Facility) covenant and a Consolidated Capitalization Ratio (as defined in the Amended Credit Facility) covenant. It also contains customary events of default, which include the occurrence of any Change of Control (as defined in the Amended Credit Facility). If an event of default occurs, then, to the extent permitted in the Amended Credit Facility, the Administrative Agent may terminate the commitments under the Amended Credit Facility, accelerate any outstanding loans under the Amended Credit Facility and demand the deposit of cash collateral equal to 105% of the lenders’ letter of credit exposure plus interest thereon under the Amended Credit Facility.

The descriptions of the Amended Credit Facility, the Amended Security Agreement and the Amended Pledge Agreement in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the Amended Credit Facility, the Amended Security Agreement and the Amended Pledge Agreement, as applicable, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

BofA, MUFG Union Bank, Bank of the West, Fifth Third Bank, Wells Fargo, Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain of the other lenders under the Amended Credit Facility have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Greenbrier and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

To the extent required by Item 1.01 of Form 8-K, the information contained in (or incorporated by reference into) Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.02 Results of Operations and Financial Condition

On October 30, 2015, Greenbrier issued a press release reporting Greenbrier’s results of operations for the year ended August 31, 2015. A copy of such release is attached as Exhibit 99.1 and furnished herewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 of this Current Report on Form 8-K, on the Effective Date, Greenbrier entered into the Amended Credit Facility and Greenbrier and the Subsidiary Guarantors entered into the Amended Security Agreement and the Amended Pledge Agreement.

The Amended Credit Facility allows Greenbrier to borrow, on a revolving basis, up to $550.0 million based on availability under a borrowing base formula. The Amended Credit Facility provides for incremental facilities in an aggregate amount not to exceed $100.0 million. The Amended Credit Facility matures on October 29, 2020, at which time all amounts outstanding are immediately due and payable.

To the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

Updated Guidance

In the press release issued on October 30, 2015 and attached hereto as Exhibit 99.1, Greenbrier also provided updated guidance for fiscal 2016.

Item 8.01 Other Events

Share Repurchase

On October 30, 2015, Greenbrier issued a press release announcing, among other things, that the Board of Directors authorized Greenbrier to repurchase up to an additional $100 million of Greenbrier’s common stock pursuant to the share repurchase program first approved in October 2014 with authorization to purchase up to $50 million of Greenbrier’s common stock, and adjusted in January 2015 through a $25 million increase to the share repurchase program. This latest authorization brings the total amount that Greenbrier is authorized to purchase under the share repurchase program to an aggregate total of $175 million. Through the date hereof, Greenbrier has purchased approximately $72.5 million of stock under this program.

Under the share repurchase program, shares of common stock may be purchased on the open market or through privately negotiated transactions from time-to-time. The timing and amount of purchases will be based upon market conditions, securities law limitations and other factors. The share repurchase program does not obligate Greenbrier to acquire any specific number of shares in any period. The additional authorization under the share repurchase program expires January 1, 2018, but may be modified, suspended or discontinued at any time without prior notice.

A copy of such release is attached as Exhibit 99.1 and furnished herewith.

The information furnished in Item 8.01 of this Report, including the exhibits, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Securities Exchange Act of 1934, unless that filing expressly refers to specific information in this Report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

Exhibit	Description

10.1	Third Amended and Restated Credit Agreement, dated as of October 29, 2015, by and among The Greenbrier Companies, Inc., Bank of America, N.A., as Administrative Agent, MUFG Union Bank, N.A., as Syndication Agent, Bank of the West, Fifth Third Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner, and the lenders identified therein

10.2	Third Amended and Restated Security Agreement, dated as of October 29, 2015, by and among The Greenbrier Companies, Inc., and the other parties identified as Debtors therein, in favor of Bank of America, N.A., as Administrative Agent

10.3	Third Amended and Restated Pledge Agreement, dated as of October 29, 2015, by and among The Greenbrier Companies, Inc., and the other parties identified as Debtors therein, in favor of Bank of America, N.A., as Administrative Agent

99.1	Press Release dated October 30, 2015 of The Greenbrier Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: October 30, 2015	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)